Exhibit 10.20

COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of May 15, 2006 (as amended, restated or otherwise modified from time to time, the “Copyright Security Agreement”), between J. CREW INTERNATIONAL, INC. (“Grantor”) and GOLDMAN SACHS CREDIT PARTNERS L.P., in its capacity as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Grantor is party to a Pledge and Security Agreement dated as of May 15, 2006 (amended, restated, amended and restated, or otherwise modified, the “Pledge and Security Agreement”) between Grantor and the other grantors party thereto and the Collateral Agent pursuant to which Grantor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Documents, Grantor hereby agrees with the Collateral Agent, as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Grantor hereby pledges and grants to Collateral Agent, for the benefit of the Secured Parties, a security interest in all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a) all United States, and foreign copyrights (including community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to on Schedule I hereto (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit (collectively, “Copyrights”); and

(b) any and all agreements providing for the granting of any right in or to Copyrights (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to on Schedule I hereto (as such schedule may be amended or supplemented from time to time) (collectively, “Copyright Licenses”).

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Applicable Law. This Copyright Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions (other than Section 5-1401 and Section 5-1402 of the New York General Obligation Laws).

SECTION 5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

J. CREW INTERNATIONAL, INC.

By:	/s/: Nicholas P. Lamberti
Name:	Nicholas P. Lamberti
Title:	Vice President and Controller

Accepted and Agreed:

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Collateral Agent

By:	/s/: William W. Archer
Name:	William W. Archer
Title:	Managing Director

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS